Press Release

October 28, 2016	FOR IMMEDIATE RELEASE
CTS Announces Third Quarter 2016 Results
Continued growth in sales and earnings
Lisle, Ill. - CTS Corporation (NYSE: CTS) today announced third quarter 2016 results.

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Sales were $99.7 million. Excluding $3.2 million from the single crystal acquisition, sales grew 6.4% compared to the third quarter of 2015 and 0.9% sequentially. Sales to automotive customers increased 5.2% year-over-year and declined 0.4% sequentially. Organic sales growth for electronic components was 9.2% year-over-year and 3.9% sequentially.

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GAAP earnings were $3.7 million or $0.11 per diluted share, which included $0.11 for one-time unfavorable tax items, $0.04 for restructuring, and $0.02 for a one-time lease termination fee. A GAAP loss of $4.8 million or $0.15 per share was reported in the third quarter of 2015, which included $0.28 for a non-recurring environmental charge, $0.06 for restructuring, and $0.04 for one-time unfavorable tax items.

•	Adjusted EPS was $0.28 per diluted share versus $0.26 in the second quarter of 2016 and $0.23 in the third quarter of 2015.

•	New business awards were $103 million in the third quarter and $356 million year-to-date.
“We are pleased with the continued improvement in sales and profitability,” said Kieran O’Sullivan, CEO of CTS Corporation. “ The team's hard work has resulted in four consecutive quarters of sales growth, and we remain focused on driving profitable growth around products that Sense, Connect and Move. The single crystal acquisition has been a solid strategic addition to our portfolio, and the integration is going well.”

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2016 Guidance
Management expects full year 2016 sales to be in the range of $390 to $400 million, including sales from the single crystal acquisition. Adjusted earnings per diluted share for 2016 are expected to be in the range of $1.00 to $1.06.
Conference Call
As previously announced, the Company has scheduled a conference call at 11:00 a.m. (EDT) today to discuss the third quarter financial results. The dial-in number is 877-548-7906 (719-325-4773, if calling from outside the U.S.). The conference I.D. number is 5139796. There will be a replay of the conference call from 2:00 p.m. (EDT) today through 2:00 p.m. (EDT) on Friday, November 11, 2016. The telephone number for the replay is 888-203-1112 (719-457-0820, if calling from outside the U.S.). The access code is 5139796. A live audio webcast of the conference call will be available and can be accessed directly from the Investors section of the website of CTS Corporation at www.ctscorp.com.
About CTS
CTS (NYSE: CTS) is a leading designer and manufacturer of products that Sense, Connect and Move. CTS manufactures sensors, actuators and electronic components in North America, Europe and Asia, and supplies these products to OEMs in the aerospace, communications, defense, industrial, information technology, medical and transportation markets.
For more information visit www.ctscorp.com.
Safe Harbor
This document contains statements that are, or may be deemed to be, forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, any financial or other guidance, statements that reflect our current expectations concerning future results and events, and any other statements that are not based solely on historical fact. Forward-looking statements are based on management's expectations, certain assumptions and currently available information. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof and are based on various assumptions as to future events, the occurrence of which necessarily are subject to uncertainties. These forward-looking statements are made subject to certain risks, uncertainties and other factors, which could cause our

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actual results, performance or achievements to differ materially from those presented in the forward-looking statements. Many of these, and other, risks and uncertainties are discussed in further detail in Item 1A. of CTS’ Annual Report on Form 10-K. We undertake no obligation to publicly update our forward-looking statements to reflect new information or events or circumstances that arise after the date hereof, including market or industry changes.
Contact
Ashish Agrawal
Vice President and Chief Financial Officer

CTS Corporation
2375 Cabot Drive
Lisle, IL 60532
USA

Telephone: +1 (630) 577-8800
E-mail: Ashish.Agrawal@ctscorp.com

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CTS CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS - UNAUDITED
(In thousands of dollars, except per share amounts)

	Three Months Ended		Nine Months Ended
	September 30,	September 27,	September 30,	September 27,
	2016	2015	2016	2015
Net sales	$99,697	$90,646	$295,095	$289,028
Cost of goods sold	63,056	59,200	190,528	192,073
Gross Margin	36,641	31,446	104,567	96,955
Selling, general and administrative expenses	16,048	12,689	46,459	43,623
Research and development expenses	6,284	5,692	18,414	16,378
Non-recurring environmental charge	—	14,541	—	14,541
Restructuring and impairment charges	1,969	2,373	2,175	5,229
(Gain) loss on sale of assets	(150)	1	(11,501)	2
Operating earnings (loss)	12,490	(3,850)	49,020	17,182
Other (expense) income:
Interest expense	(917)	(714)	(2,746)	(1,955)
Interest income	203	713	1,082	2,354
Other expense	(46)	(3,072)	(1,482)	(4,641)
Total other expense	(760)	(3,073)	(3,146)	(4,242)
Earnings (loss) before income taxes	11,730	(6,923)	45,874	12,940
Income tax expense (benefit)	8,010	(2,163)	19,804	(7,667)
Net earnings (loss)	$3,720	$(4,760)	$26,070	$20,607
Earnings (loss) per share:
Basic	$0.11	$(0.15)	$0.80	$0.62
Diluted	$0.11	$(0.15)	$0.79	$0.61

Basic weighted – average common shares outstanding:	32,759	32,770	32,716	33,083
Effect of dilutive securities	495	—	494	485
Diluted weighted – average common shares outstanding	33,254	32,770	33,210	33,568

Cash dividends declared per share	$0.04	$0.04	$0.12	$0.12

See notes to unaudited condensed consolidated financial statements.

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CTS CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands of dollars)

	(Unaudited)
	September 30,	December 31,
	2016	2015
ASSETS
Current Assets
Cash and cash equivalents	$114,433	$156,928
Accounts receivable, net	62,380	54,563
Inventories, net	29,178	24,600
Other current assets	10,852	9,863
Total current assets	216,843	245,954
Property, plant and equipment, net	79,329	69,872
Other Assets
Prepaid pension asset	39,678	33,779
Goodwill	61,744	33,865
Other intangible assets, net	65,930	34,758
Deferred income taxes	48,963	63,809
Other	1,084	1,336
Total other assets	217,399	167,547
Total Assets	$513,571	$483,373
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities
Accounts payable	$43,290	$40,299
Accrued payroll and benefits	11,876	7,147
Accrued liabilities	45,969	47,174
Total current liabilities	101,135	94,620
Long-term debt	96,000	90,700
Post retirement obligations	7,066	7,230
Other long-term obligations	3,102	9,169
Total Liabilities	207,303	201,719
Shareholders’ Equity
Common stock	302,156	300,909
Additional contributed capital	40,567	41,166
Retained earnings	403,979	381,840
Accumulated other comprehensive loss	(97,178)	(99,005)
Total shareholders’ equity before treasury stock	649,524	624,910
Treasury stock	(343,256)	(343,256)
Total shareholders’ equity	306,268	281,654
Total Liabilities and Shareholders’ Equity	$513,571	$483,373
See notes to unaudited condensed consolidated financial statements.

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CTS CORPORATION AND SUBSIDIARIES
OTHER SUPPLEMENTAL INFORMATION

Earnings Per Share

The following table reconciles GAAP diluted earnings per share to adjusted diluted earnings per share for the Company:

Additional Information

The following table includes other financial information not presented in the preceding financial statements.

	Three Months Ended		Nine Months Ended
	September 30, 2016	September 27, 2015	September 30, 2016	September 27, 2015
GAAP diluted earnings per share	$0.11	$(0.15)	$0.79	$0.61

Tax affected charges to reported diluted earnings per share:
Restructuring and related charges	0.04	0.06	0.04	0.13
Increase in valuation allowance and revaluation of deferred taxes as a result of restructuring activities	0.07	—	0.07
Non-recurring environmental charge	—	0.28	—	0.28
Increase in the recognition of foreign valuation allowance	0.04	0.03	0.04	0.03
Increase in the recognition of uncertain tax benefits	—	—	—	0.15
Change in treatment of certain foreign taxes	—	0.01	—	(0.46)
Gain on sale of facilities, net of expenses	—	—	(0.22)	—
Lease termination charge	0.02		0.02
Foreign currency loss	—	—	0.04	—
Transaction costs	—	—	0.01	—
Adjusted diluted earnings per share	$0.28	$0.23	$0.79	$0.74

Additional Information

The following table includes other financial information not presented in the preceding financial statements.

	Three Months Ended		Nine Months Ended
	September 30, 2016	September 27, 2015	September 30, 2016	September 27, 2015
Depreciation and amortization expense	$5,085	$3,894	$14,010	$11,987
Equity-based compensation expense	$791	$293	$1,759	$2,655

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Non-GAAP Financial Measures

Adjusted earnings per share is a non-GAAP financial measure. The most directly comparable GAAP financial measure is diluted earnings per share.

CTS adjusts for these items because they are discrete events which have a significant impact on comparable GAAP financial measures and could distort an evaluation of our normal operating performance.

CTS uses an adjusted earnings per share measure to evaluate overall performance, establish plans and perform strategic analysis. Using this measure avoids distortion in the evaluation of operating results by eliminating the impact of events which are not related to normal operating performance. Because this measure is based on the exclusion or inclusion of specific items, they may not be comparable to measures used by other companies which have similar titles. CTS' management compensates for this limitation when performing peer comparisons by evaluating both GAAP and non-GAAP financial measures reported by peer companies. CTS believes that this measure is useful to its management, investors and stakeholders in that it:

•	provides a meaningful measure of CTS' operating performance,

•	reflects the results used by management in making decisions about the business, and

•	helps review and project CTS' performance over time.

We recommend that investors consider both actual and adjusted measures in evaluating the performance of CTS with peer companies.

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